CERTIFICATE OF INCORPORATION

OF

CHINA TRANSPORTATION ACQUISITION CORP.

(Pursuant to Section 102 of the Delaware General Corporation Law)

1.

The name of the corporation is China Transportation Acquisition Corp. (the "Corporation").

2.

The address of its registered office in the State of Delaware is 1811 Silverside Road, Wilmington, Delaware 19810, County of New Castle.  The name of its registered agent at such address is Vcorp Services, LLC.

3.

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

4.

The Corporation is to have perpetual existence.

5.

The total number of shares of capital stock which the Corporation shall have authority to issue is: two hundred ten million (210,000,000).  These shares shall be divided into two classes with two hundred million (200,000,000) shares designated as common stock at $.0001 par value (the “Common Stock”) and ten million (10,000,000) shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors.  The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

6.

The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

7.

No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL.  No amendment to or repeal of this Article 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

8.

The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Corporation the power to indemnify.

The name and mailing address of the incorporator is Melanie Figueroa, c/o Feldman LLP, 420 Lexington Avenue, Suite 2620, New York, NY 10170.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 14th day of August, 2009.

/s/ Melanie Figueroa

Melanie Figueroa

Incorporator

CERTIFICATE OF AMENDMENT

 OF THE

CERTIFICATE OF INCORPORATION

OF

CHINA TRANSPORTATION ACQUISITION CORP.

The undersigned being the President of China Transportation Acquisition Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST:

The amendment of the Certificate of Incorporation of the Corporation herein, was duly adopted, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, by the unanimous written consent of the sole director of the Corporation and the sole shareholder of the corporation.

SECOND:  The Certificate of Incorporation of the Corporation is hereby amended by striking out Paragraph FIVE thereof and by substituting in lieu of said Paragraph the following new Paragraph Four:

The total number of shares of capital stock which the Corporation shall have authority to issue is: one hundred ten million (110,000,000).  These shares shall be divided into two classes with one hundred million (100,000,000) shares designated as common stock at $0.0001 par value and ten million (10,000,000) shares designated as preferred stock at $0.0001 par value.

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors.  The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 24th day of November, 2009.

/s/ Xie Le Shan

Xie Le Shan

President

CERTIFICATE OF OWNERSHIP AND MERGER

OF

ELITE TALENT CONSULTING CORP.

WITH AND INTO

CHINA TRANSPORTATION ACQUISITION CORP.

Under Section 253 of the Delaware General Corporation Law

China Transportation Acquisition Corp., a Delaware corporation (the “Surviving Corporation”), hereby certifies as follows:

FIRST:  The Board of Directors of the Surviving Corporation resolved to merge Elite Talent Consulting Corp., a Delaware corporation and its wholly owned subsidiary (the “Subsidiary Corporation”), with and into the Surviving Corporation, and a copy of such resolution adopted by the Board of Directors on July 27, 2011 is attached hereto as Exhibit A.

SECOND:  The Subsidiary Corporation was incorporated under the laws of the State of Delaware on June 3, 2011 under the name “Elite Talent Consulting Corp.”

THIRD:  The Surviving Corporation was incorporated under the laws of the State of Delaware on August 14, 2009 under the name “China Transportation Acquisition Corp.”

FOURTH:  Pursuant to Section 253(b) of the Delaware General Corporation Law, the Surviving Corporation shall change its name to “Elite Talent Consulting Corp.”

FIFTH:

  The designation and number of issued and outstanding shares of each class of the Subsidiary Corporation, all of which are owned by the Surviving Corporation are as follows:

DESIGNATION

NUMBER

Common Stock

10

Upon the effectiveness of the merger herein certified, each issued and outstanding share of the Subsidiary Corporation’s capital stock shall be surrendered and extinguished, and shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefor, inasmuch as the Surviving Corporation is the owner of all outstanding capital stock of the Subsidiary Corporation.

Signed on September 2, 2011

CHINA TRANSPORTATION ACQUISITION CORP.

By: /s/ Xie Le Shan_______

Name:

Xie Le Shan

Title:

President

EXHIBIT A

UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS OF

CHINA TRANSPORTATION ACQUISITION CORP.

The undersigned, being the sole member of the Board of Directors of China Transportation Acquisition Corp., a Delaware corporation (the “Corporation”), does hereby consent, pursuant to Section 141 of the Delaware General Corporation Law (“DGCL”), to the adoption of the following resolutions:

WHEREAS, the Board of Directors has determined that it is advisable, desirable, and in the best interest of the Corporation to effectuate a merger (the “Merger”) pursuant to which its wholly owned subsidiary, Elite Talent Consulting Corp. (“Elite”) will be merged with and into the Corporation, with the Corporation continuing as the surviving corporation and the officer and directors of the Corporation replacing the sole officer and director of Elite; and

WHEREAS, the Board of Directors has determined it to be in the best interest of the Corporation to adopt the name of Elite as its own;

NOW THEREFORE IT BE:

RESOLVED, that the sole officer of the Corporation be, and he hereby is, authorized and directed to effect the Merger and, in accordance with Section 253(b) of the DGCL, to change the Corporation’s name to “Elite Talent Consulting Corp.”; and it is further

RESOLVED, that the form, terms, and provisions of the Certificate of Ownership and Merger (substantially in the form presented to this Board of Directors) and of the transactions contemplated thereby be, and they hereby are, in all respects approved; and that the sole officer of the Corporation be, and he hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Corporation, said Certificate of Ownership and Merger, with such additions, deletions, and changes as the sole officer shall approve, with the execution thereof by the sole officer to be conclusive evidence of his approval of any such additions, deletions, and changes; and it is further

RESOLVED, that the sole officer of the Corporation be, and he hereby is, authorized to do any and all things reasonably necessary or customary in order to implement and consummate the Merger and the further transactions and actions contemplated thereby and by the foregoing resolutions; and it is further

RESOLVED, that the sole officer of the Corporation be, and he hereby is, authorized to execute and deliver any and all agreements, instruments, and documents, and to do any and all acts and things, and to pay such expenses and taxes as such officer may deem necessary or advisable to carry out fully the intents and accomplish the purposes of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned, being the sole member of the Board of Directors of the Corporation, has set his hand hereunto as of the 27th day of July, 2011.

/s/ Xie Le Shan__________________________

Xie Le Shan